Exhibit 10.3

December 31, 2021

ViaOne Services, LLC

415 McFarlan Road, Suite 108

Kennett Square, PA 19348

Attention: David B. Dorwart, Chairman

RE: Sixth Amendment to Secured Promissory Note (the “Sixth Amendment”)

Ladies and Gentlemen:

On November 30, 2016, ViaOne Services, LLC (“ViaOne”) purchased a Secured Promissory Note equal to a maximum initial principal amount of $150,000 (the “Note”) issued by Good Gaming, Inc. (the “Company”) to ViaOne. As a result of additional advances made by ViaOne to Company, the principal amount of the Note was increased to $225,000 and $363,000 by amendments dated January 31, 2017 and March 1, 2017 respectively.

On May 5, 2017, ViaOne delivered a default notice to the Company pursuant to Section 6 of the Note Purchase Agreement (as defined below). After giving the Company a fifteen (15) day notice period to cure the default under the Stock Pledge Agreement by and among the Company, GGM and ViaOne, dated November 30, 2016 (“Pledge Agreement”), ViaOne took possession of the Series C Stock, which was the subject of the Pledge Agreement.

The Note, as amended, continues to be in default regarding the unpaid amount of $363,000, but is now increased due to additional advances provided to the Company by ViaOne of $25,000 on May 2, 2017; $25,000 on May 4 2017; $75,000 on May 31, 2017, and $85,000 on June 30, 2017 (the “Additional Advances”). The Additional Advances increase the total advances made to the Company by ViaOne to $573,000 as of July 1, 2017. And additional advances since July 1, 2017 have made the Company total advances increase to $1,241,783 as of 12/31/2021.

In connection with the Additional Advances, the Company, and ViaOne agreed to further amend the terms of the Governing Documents by entering into a “Fourth Amendment” to the Note on January 8, 2018. Under the Fourth Amendment, the Note was amended to allow for ViaOne to convert any part of or the entire Note into the Company’s shares of Common Stock.

In connection with the Additional Advances, the Company, and ViaOne agreed to further amend the terms of the Governing Documents by entering into a letter agreement also known as the “Fourth Amendment”, though for purposes of this Sixth Amendment, it will be referred to as the “Fifth Amendment” due to it being entered into chronologically subsequent to the original Fourth Amendment. Under the Fifth Amendment, entered into between the Company and ViaOne on August 27, 2018, the Note was further amended to provide for an increase in the principal amount from the maximum amount of $1,000,000 in the Third Agreement to a maximum of $2,000,000 or such lesser amount until ViaOne loaned the requisite funds as provided in the Fifth Amendment.

For purposes of this Sixth Amendment, the “Governing Documents” shall mean the Note Purchase Agreement, dated November 30, 2016 (the “Purchase Agreement”), and the Note (both as amended).

Terms appearing with initial capitals in this Amendment have the meaning assigned to them in the Governing Documents unless such terms are otherwise defined herein or the use of initial capitals is conventional in its context.

This Sixth Amendment shall evidence our understanding as follows:

1. Amendment of Note. The Note is hereby further amended to strike and delete the Conversion section added in the Fourth Amendment and replace it with the following provision:

Conversion. Any part of or the entire Note shall be convertible into the Company’s shares of Series E Convertible Preferred Stock (the “Series E”), when issued, validly issued, fully paid and non-assessable, on the terms and conditions set forth herein. Each share of Series E shall be convertible into 1,000 shares of the Company’s common stock at any time thereafter.

A.	At any time or times after the date of this Amendment, the holder of the Note shall be entitled to convert any or all of the principal and the accrued but unpaid interest of the Note into validly issued, fully paid and non-assessable shares of the Company’s Series E in accordance with Section C hereof at the Conversion Rate (as defined below).

B.	The number of validly issued, fully paid and non-assessable shares of Series E issuable upon conversion (the “Conversion Shares”) of the Note pursuant to Section A shall be determined according to the following formula:

“Conversion Rate” = Conversion Amount x Conversion Premium ÷ 1000

Conversion Price

“Conversion Amount” means, with respect to the Management Fee, the dollar amount of the aggregate Management Fee that is being converted into shares of the Client’s Series E Preferred Stock.

“Conversion Premium” means One Hundred Twenty-Five Percent (125%).

“Conversion Price” means, with respect to Management Fee, eighty-five percent (85%) of the volume weighted average price (“VWAP”) for the five (5) trading days immediately prior to the date of the notice of conversion, which price shall be indicated in the conversion notice (in the form attached hereto as Exhibit B, the “Conversion Notice”)

No fractional shares of Common Stock are to be issued upon the conversion of any part of the Note. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

C. The conversion of any part of the Note shall be conducted in the following manner:

(i) Holder’s Conversion. At any time to convert any of the Note into validly issued, fully paid, and non-assessable shares of Series E on any date (a “Conversion Date”), a Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the Note subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company, which Conversion Notice shall be subject to an adjustment to the Conversion Price set forth on such Conversion Notice upon the close of the Principal Market on the Conversion Date.

(ii) Company’s Response. On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date of receipt by the Company of such Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program, or (2) if the immediately preceding clause (1) is not satisfied, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of Conversion Shares to which such Holder shall be entitled.

(iii) Record Holder. The Person or Persons entitled to receive the shares of Series E issuable upon a conversion of any portion of the Note shall be treated for all purposes as the record holder or holders of such shares of Series E on the Conversion Date.

(iv) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to a Holder within ten (10) Trading Days after the Company’s receipt of a Conversion Notice (whether via facsimile or otherwise) (the “Share Delivery Deadline”), a certificate for the number of shares of Series E to which such Holder is entitled and register such shares of Series E on the Company’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Series E to which such Holder is entitled upon such Holder’s conversion of any part of the Note (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Company, may void its Conversion Notice and keep the Note as if such Conversion Notice had not been delivered to the Company, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of the Note and its amendments. Immediately following the voiding of a Conversion Notice as aforesaid, the Conversion Price of the Conversion Amount returned or retained by such Holder for failure to timely convert shall be adjusted to the lesser of (i) the Conversion Price relating to the voided Conversion Notice and (II) the lowest average VWAP of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voids the Conversion Notice, subject to further adjustment as provided herein.

(v) Book-Entry. Notwithstanding anything to the contrary set forth in this Section, upon conversion of any portion of the Note in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the Note to the Company following conversion thereof unless (A) the full or outstanding portion of the Note, including accrued but unpaid interest thereof, represented by the Note are being converted (in which event the Note together with its amendments shall be delivered to the Company) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of the Note upon physical surrender of the original Note. Each Holder and the Company shall maintain records showing the amount of the Note so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the original Note upon each such conversion. In the event of any dispute or discrepancy, such records of such Holder establishing the amount of the outstanding Note and interest thereof to which the record Holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any portion of the Note, the outstanding balance of the Note may be less than the amount stated on the face thereof.

D. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Series E upon the conversion of the Note.

2. Force and Effect. Except as herein provided, the terms of the Note and its prior amendments shall remain in full force and effect.

3. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Note and its amendments.

4. Execution. This Amendment may be executed in counterparts (including by facsimile or pdf signature pages or other means of electronic transmission) each of which shall be deemed an original but all of which together will constitute one and the same instrument.

5. Severability. Should any provision of this Amendment be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Amendment as to such jurisdiction (but, to the extent permitted by law, not elsewhere) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

6. Governing Law. This Sixth Amendment shall be governed by and construed under the laws of the State of New York without regard to the conflicts of laws principles thereof.

7. Entire Agreement. This Sixth Amendment shall prevail in the event of a conflict between the provisions of this Sixth Amendment and the Governing Documents. This Sixth Amendment and the Governing Documents constitute the entire agreement among the parties.

(signature page follows)

If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please so confirm by signing the this Sixth Amendment in the space provided below.

GOOD GAMING, INC.

/s/ Domenic Fontana
By:	Domenic Fontana
Title:	Chief Financial Officer

VIAONE SERVICES, INC.

/s/ David Dorwart
By:	David Dorwart
Title:	Chief Executive Officer

EXHIBIT I

Good Gaming, Inc.

CONVERSION NOTICE

Reference is made to the Secured Note issued by Good Gaming, Inc. (the “Company”) to ViaOne Services, LLC, as amended from time to time. In accordance with and pursuant to the conversion provided in the Secured Note, the undersigned hereby elects to convert certain amount of the Note indicated below into shares of Preferred Series E, $0.001 value per share (the “Preferred Series E”) of the Company, of as of the date specified below.

Date of Conversion:
___12/31/2021______

Amount of the Secured Note to be converted: __$1,241,783____________________________________________________

Tax ID Number (If applicable): ____47-3533094_________________________________

Conversion Price*: _$0.05_________________

Number of shares of Preferred Series E to be issued: ___24,836_____________________

Please issue the shares of Preferred Series E into which the Secured Note being converted in the following name and to the following address:

Issue to: Viaone Services, LLC
_______________________________________________________________

_______________________________________________________________

Address: 415 McFarlan Rd. Ste 108, Kennett Square, PA 19348 _______________________________________________________________

Telephone Number: ____________________________________________________

Facsimile Number: _______________________________________________________

Holder: ______________________________________________________________

By:
___________________________________________________

Title: CEO
_________________________________________________

Dated: January 4, 2022

Account Number (if electronic book entry transfer):
_____________________________________________

Transaction Code Number (if electronic book entry transfer):

* Conversion Price may be based on the VWAP of the Trading Day prior to the Conversion Date and remains subject to adjustment upon the close of the Principal Market on the Conversion Date.

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Action Stock Transfer to issue the above indicated number of shares of Preferred Series E in accordance with the Irrevocable Transfer Agent Instructions dated January 4, 2022 from the Company and acknowledged and agreed to by David Dorwart.

Good Gaming, Inc.

By:
Name:	David Dorwart
Title:	CEO